UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2012

APPS GENIUS CORP
 (Exact name of registrant as specified in its charter)

Nevada	333-170715	27-1517938
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

157 Broad Street, Suite 109-C Red Bank, NJ 07701
(Address of principal executive offices)
(732) 530-1267
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 9, 2012, Apps Genius Corp, a Nevada corporation  (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Investors”) relating to the sale and issuance by the Company to the Investors of an aggregate of 5,714,286 units, each unit consisting of (i) one share of common stock, par value $0.001 per share (“Common Stock”), of the Company, and (ii) a five-year warrant to purchase one share of Common Stock at an exercise price of $0.25 per share (each, a “Warrant,” and collectively, the “Warrants”).  Each unit will be sold at a price of $0.175.  The net proceeds to the Company from the sale of the units, after deducting the placement agent’s fees and offering expenses, will be approximately $910,000.

The Company conducted the Offering pursuant to a registration statement on Form S-1 (File No. 333-175673) (the “Registration Statement”) which was declared effective by the Securities and Exchange Commission on February 9, 2012.  The closing of the Offering occurred on or about February 14, 2012.

Pursuant to the Placement Agent Agreement between the Company and Rodman & Renshaw, LLC (the “Placement Agent”), dated as of June 29, 2011, and as amended on August 8, 2011 and on December 19, 2011, the Company has agreed to pay the Placement Agent, a cash fee equal to 7% of the gross proceeds of the Offering, as well as a non-accountable expense allowance equal to 2% of the gross proceeds of the Offering.  In addition, the Company shall issue to the Placement Agent five-year warrants to purchase shares of Common Stock equal to 7% of the number of shares sold in the Offering, with an exercise price equal to 125% of the public offering price.

The Securities Purchase Agreement contains provisions that restrict the Company from issuing, except pursuant to certain exceptions, any Common Stock or Common Stock equivalents involving a Variable Rate Transaction (as that term is defined in the Securities Purchase Agreement) until five years from the closing.

The Warrants will be exercisable immediately following the date of issuance of the Warrants and until the fifth anniversary of the date of issuance.  The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise).  The exercise price and the number of shares of Common Stock purchasable upon the exercise of each Warrant are subject to adjustment in the event of stock dividends, distributions, and splits.

The form of Warrant and the form of the Securities Purchase Agreement are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K.  The foregoing descriptions of the Securities Purchase Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the Exhibits 4.1 and 10.1 hereto which are incorporated herein by reference. Except for the historical information contained herein, this Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the Offering.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPS GENIUS CORP

Date: February 16, 2012	By:	/s/ Adam Kotkin
Adam Kotkin
Chief Executive Officer and Director